Exhibit 99.1
Third Quarter Investor Presentation June 2008 SynergeticsUSA, Inc.

Safe Harbor Statement Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Among other, statements concerning management's expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under "Risk Factors" included in Synergetics USA, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2007 and information contained in subsequent filings with the Securities and Exchange Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.

Where it all began...

Where we are now...

Synergetics USA Revenue

Historical Sales Chart 26% 25% 30% 29% 65% 37% 9% 20%

Net Income

LTM Comparative Revenue Multiples Price = $3.29

Synergetics USA, Inc. 7/31/2007 Nine Months Ended 4/30/2008 Sales $45,945 $35,606 Gross Profit 27,002 21,611 Operating Income 1,518 3,177 Pre-tax Income 573 2,284 Net Income 845 1,460 Diluted Earnings per share $0.03 $0.06

Category Performance For 9 Months - Ended 4/30/08 Overall Business Growth of 8.8% (Approx. $50M annually) Ophthalmology Growth of 13.9% ($29M) Domestic Ophthalmology Growth of 9.4% ($19M) International Ophthalmology Growth of 23.0% ($10M) Neurosurgery Growth Growth of 28.4% ($13M) Domestic Neurosurgery Increase of 15.1% ($9M) Disposable performance International Neurosurgery Growth of 67.0% ($4M) Disposable performance

Category Performance OEM Codman - Decrease of 15.0% (Approx. $6M annually) Stryker - Decrease of 59.9% (Approx. $2M annually) Synergetics/Stryker model changeover completed in late April.

Core Technologies - Current synergetics, Inc.

The Future - Ophthalmology Expansion through product & distribution Domestic Distribution International Distribution Instruments Lasers Photon Other

Alcon Anti-Trust Lawsuit On April 17, 2008, Synergetics filed an anti-trust lawsuit against Alcon, Inc. We allege that Alcon has used its monopoly in the vitrectomy market to impact sales of its Xenon light source and related products. This has been detrimental to the sales of our PhotonTM, light pipes, laser probes and other accessory products. The lawsuit has been filed by two law firms with specific expertise in complex commercial litigation, and they have agreed to represent us on a contingency-fee basis.

The Future - Neurosurgery Expansion through product & distribution Domestic Distribution International Distribution Electrosurgery Ultrasonic Aspirators Instruments Other

Core Technologies - Future

What are we doing? Dave Dallam - EVP Sales & Marketing Investments in Domestic & International Distribution Third Quarter Focus on: Cash Flow Working Capital Overtime Samples Fourth Quarter Focus on: Inventory, Inventory, Inventory 2009 Strategic Plan Alcon Codman Contract

What are we doing? (Continued) Philadelphia Manufacturing Integration Medimold Integration Major Cost Savings Initiative Looking at Additional Acquisitions Looking at Board Structure

Your Summary The Synergetics team has performed for 15 years straight showing a growth average of 27% annually. The Synergetics management team set a 2007 annual goal and achieved that goal.

My Summary We must reach the small-cap threshold of $150M market cap. To do so, we must reach $100 million in revenue by July 31, 2010. We must find worthy acquisitions, properly value them, and execute on them. We must align ourselves with an investment banking firm that can help us achieve our goals. We must execute on our cost savings initiative. We must execute in all aspects of our business, especially including Sales & Marketing and the transition from engineering to manufacturing.

www.synergeticsusa.com NASDAQ//SURG SynergeticsUSA, Inc.